Exhibit 10.10

EXECUTION COPY

REINSURANCE AGREEMENT

between

WINTERTHUR SWISS INSURANCE COMPANY

(hereinafter the “Reinsurer”)

and

REPUBLIC UNDERWRITERS INSURANCE COMPANY

(hereinafter the “Company”)

This Reinsurance Agreement (“Agreement”) is made and entered into by and between Winterthur Swiss Insurance Company, a foreign insurance company domiciled in Switzerland (“Reinsurer”), and Republic Underwriters Insurance Company, an insurance company domiciled in Texas with executive offices located at 2727 Turtle Creek Boulevard, Dallas, Texas 75219 (“Company”).

WHEREAS, the Stock Purchase Agreement, dated as of May 9, 2003, by and among Republic Financial Services, Inc. (Texas), Republic Financial Services, Inc. (Nevada), Winterthur U.S. Holdings, Inc. (only for purposes of Section 13.13 thereof) and RTXA, Inc. and RTXA Sub, Inc. (the “SPA”) provides that the Reinsurer and the Company shall enter into this Agreement.

DEFINITIONS

As used herein:

1. “Affiliated Companies” shall mean Republic-Vanguard Insurance Company, an Arizona domiciled insurance company, Southern Insurance Company, a Texas domiciled insurance company, Southern Underwriters Insurance Company, an Oklahoma domiciled insurance company, Southern Vanguard Insurance Company, a Texas domiciled insurance company, Republic Fire and Casualty Insurance Company, an Oklahoma domiciled insurance company, Republic Lloyds, a Texas Lloyds insurer, and Southern County Mutual Insurance Company, a Texas county mutual insurer.

2. “Covered Business” shall mean all binders, policies and contracts of insurance or reinsurance of the Company and Affiliated Companies, to the extent that they cover risks located in Texas, written or renewed on or prior to August 29, 2003 (the “Closing Date”).

3. “Reserves” shall mean the reserves for loss and loss adjustment expenses (but not unallocated loss adjustment expenses) established by the Company and Affiliated Companies arising from or related to Covered Claims as reflected in the accounting records of the Company and Affiliated Companies including case reserves for reported but unpaid claims and IBNR claim reserves; provided however, the amount of Reserves as of the Closing Date is specially agreed between the parties to be $            .

4. “Net Retained Losses” shall mean the sums paid by the Company with respect to Covered Claims after the Closing Date in settlement of claims and suits and in satisfaction of awards and judgments, including prejudgment interest when added to a judgment, and all loss adjustment expenses sustained by the Company including, but not limited to, expenses sustained in connection with investigation, adjustment, appraisal, defense and settlement of all claims and suits, satisfaction of judgments, resistance to or negotiations concerning a loss and all interest on judgments, excluding, however, unallocated loss adjustment expenses, including the Company’s internal office expense and salaries of its employees; provided, however, that Net Retained Losses shall not include participation in involuntary pools, association or other residual markets mechanisms whether classified as insurance or reinsurance, including, without limitation, payments to state guaranty or insolvency funds, organizations or associations or similar entities; and, provided, further, however, that Net Retained Losses shall not include judgments in excess of original policy limits or interest (whether pre-judgment or post-judgment) thereon, ex gratia payments, punitive damages, exemplary damages or any other extra-contractual obligations of any type or nature, or any loss adjustment expenses in connection with the foregoing (together, “Excess Payments”), except and to the extent that any such Excess Payment arises out of the conduct, act or omission (x) of the Company or the Affiliated Companies prior to the Closing Date or (y) of the Representative retained by Reinsurer pursuant to Article IX hereof.

All salvages, recoveries, payments and reversals or reductions of verdicts or judgments and all costs of obtaining such salvage, recovery, payment or reversal or reduction of a verdict or judgment and including amounts actually recovered under other insurance or reinsurance applicable to the Covered Claims, shall be added to or deducted from Net Retained Losses when collected or paid. Nothing herein shall be construed to mean losses are not recoverable until the ultimate Net Retained Losses of the Company have been finally ascertained.

5. “Covered Claims” means all claims for actual or alleged injury, damage, expense, cost or loss of any kind (including, but not limited to, bodily injury, mental anguish, personal and advertising injury, property damage, loss of business income, loss of use, debris removal, diminution in value, economic loss, attorneys’ fees or other defense costs, extra-contractual damages, punitive or exemplary damages, the cost of abating, testing, monitoring, cleaning, replacing, removing, containing, treating, detoxifying, neutralizing, remediating or disposing) asserted by or against any policyholder under Covered Business initially presented to the Company or Affiliated Companies prior to January 1, 2006, and which arise out of, consist of, or are caused directly or indirectly by contact with, exposure to, contamination by, or discharge, dispersal, seepage, migration, release, escape, growth, proliferation, spread, presence, existence, or any activity of, any “mold, fungi or other microbes.”

6. “Mold, fungi or other microbes” means any type or form of fungus (including mold, mildew or yeast), bacteria, virus, or microorganism, however caused, and any spores, toxins, mycotoxins, pathogens, allergens, vapors, gases, odors, byproducts or other substances produced or released by any of the foregoing.

7. “Net Incurred Losses” means the sum of Net Retained Losses and Reserves as of any calendar quarter end after the Closing Date.

8. “Representative” shall have the meaning set forth in Article IX.

ARTICLE I

REINSURANCE AFFORDED

The Company shall cede to the Reinsurer, and the Reinsurer shall accept and reimburse the Company, 80% of the first five million dollars of the Company’s Net Retained Losses under the Covered Claims in excess of the Reserves as of the Closing Date and 90% of the Company’s Net Retained Losses under the Covered Claims in excess of the Reserves as of the Closing Date and five million dollars, according to the terms and conditions hereof. The Reinsurer’s liabilities under this Agreement are not subject to any dollar limit.

ARTICLE II

LOSS SETTLEMENT

All loss settlements, adjustments and compromises made by the Company (including those made by the Representative on behalf of the Company pursuant to Article IX hereof) shall be unconditionally binding upon the Reinsurer in proportion to its participation under this Agreement.

ARTICLE III

TERM

This Agreement shall be in force immediately following the Closing Date, or if approval is required by the Department of Insurance of the State of Texas and has not been obtained by the Closing Date, upon such approval, and shall remain in force until all Covered Claims have been finally settled or until this Agreement has been terminated as hereinafter provided. The Reinsurer agrees that it shall not rely on any fact, matter or circumstance so as to entitle the Reinsurer, and it shall not be entitled to, cancel, avoid or rescind this Agreement for any reason whatsoever.

ARTICLE IV

TERMINATION

This Agreement shall terminate upon the final settlement of all Covered Claims. Alternatively, this Agreement may be terminated with the mutual written consent of the parties upon such terms as are agreed to by the parties. Upon termination, the Company shall provide to the Reinsurer a final accounting for Net Incurred Losses through the date of termination. The balance due either party as of the date of termination shall be settled in accordance with Article V hereof with the exception, as noted in the previous sentence, that Net Incurred Losses as of the alternative termination date shall be used for the final settlement in lieu of Net Retained Losses.

ARTICLE V

SETTLEMENT

If, and when, the Net Retained Losses exceed the sum of the Reserves as of the Closing Date, the liability of the Reinsurer shall attach and shall be calculated, determined, reported, and paid as hereinafter provided until all such liability under this Agreement is extinguished.

A. Within forty-five (45) days after the end of the calendar quarter during which the Net Retained Losses exceed the sum of the Reserves as of the Closing Date and each calendar quarter thereafter, the Company shall report to the Reinsurer the following information:

1. Net Retained Losses from the Closing Date through the calendar quarter end;

2. Reserves as of the Closing Date;

3. Reserves for unsettled Covered Claims as of the calendar quarter end;

4. The amount by which item 1 above exceeds item 2 above;

5. The amount by which item 4 above exceeds or is exceeded by the item 4 amount from the report for preceding calendar quarter end.

6. Net Incurred Losses

B. Within sixty (60) days after the calendar quarter end, the Reinsurer or the Company as may be indicated by the current quarter calculation shall pay the other the item A.5. amount due pursuant to Article I.

C. All amounts shall be due and payable in U.S. currency.

D. Within forty-five (45) days after the end of each calendar quarter prior to the attachment of liability of the Reinsurer under this Agreement, the Company shall report to the Reinsurer items A.1., A.2. and A.3. above.

ARTICLE VI

SPECIAL RULES FOR DETERMINING

COVERED BUSINESS AND COVERED CLAIMS

Notwithstanding any provision in this Agreement to the contrary, as between the parties to this Agreement (and irrespective of whether the provisions of this Article VI apply or do not apply to policyholders of the Company or Affiliated Companies) it is agreed that:

A. In determining whether and to what extent (i) a claim has arisen under a policy constituting part of the Covered Business and (ii) a claim is a Covered Claim, a claim which arises from a continuous event (for example, a long-standing slow pipe leak) shall be allocated (including as to the measure of damages) proportionately across all relevant accident years or portions thereof.

B. Whether or not a Covered Claim has occurred and the measure of damages resulting therefrom will be determined on the basis of the laws of the State of Texas (which shall include statutes, regulations and judicial opinions not subject to appeal) as of the Closing Date.

ARTICLE VII

RESERVE FUNDING

A. It is the intent of the Company and the Reinsurer that the Company shall be able to obtain statutory financial statement credit (to the extent properly available under statutory accounting principles) for the reinsurance ceded hereunder. If such credit is otherwise unavailable, the Reinsurer agrees, at Reinsurer’s option, either to obtain unconditional, clean and irrevocable letters of credit issued by a member of the federal reserve system acceptable to the applicable regulatory authority, or by establishing and depositing assets in a trust account in any similarly qualified bank. The letters of credit or trust assets shall be in such amount and documented in such form and manner as may be required by the applicable regulatory authority so as to allow the Company to take credit in its statutory financial statements filed with the Texas Department of Insurance or other applicable regulatory authority for the full amount of any funds due from and Reserve liabilities ceded to the Reinsurer hereunder.

B. Notwithstanding any other provision of this Agreement, the Company, or any successor of the Company by operation of law, including without limitation any liquidator, rehabilitator, receiver, or conservator of the Company, may draw upon such letters of credit or the assets of such trust account at any time (including, but not limited to, the receipt of notice of non-renewal of such letters of credit), such withdrawal to be applied without diminution because of the insolvency of the Company or the Reinsurer, only for the following purposes:

1. to reimburse the Company for the Reinsurer’s share of premiums returned to the owners of policies reinsured under this Agreement on account of cancellations of such policies;

2. to reimburse the Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Company pursuant to the provision of the policies reinsured under this Agreement;

3. in the event of notice of nonrenewal of the letters of credit or termination of the trust, to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company’s liabilities for policies ceded under this Agreement, such account to include, but not be limited to, amounts for policy reserves, claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums reserves; and

4. to pay any other amount due the Company under this Agreement.

C. The amount of required funding, if any, shall be calculated as of any given calendar quarter end by subtracting from Net Incurred Losses the sum of (i) the Reserves as of the Closing Date and (ii) the aggregate payments made by the Reinsurer hereunder prior to the calendar quarter end.

ARTICLE VIII

INSOLVENCY

A. In the event of the insolvency of the Company, all reinsurance payable under this Agreement shall be payable directly to the Company or its liquidator, receiver, or other statutory successor in accordance with the policies, contracts, or binders of insurance or reinsurance reinsured hereunder, without diminution because of such insolvency. It is agreed, however, that the liquidator, receiver, or other statutory successor of the Company shall give written notice to the Reinsurer of the pendency of any claim against the Company arising out of or in connection with the Covered Business within a reasonable time after such claim is filed in the insolvency proceedings, and it is further agreed that during the pendency of such claim the Reinsurer may investigate the same and interpose, at its own expense, in the proceeding wherein such claim is to be adjudicated, any defense(s) otherwise available to the Company or its liquidator, receiver or other statutory successor; that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefits that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. The parties further agree and understand that as to all reinsurance made, ceded, renewed or otherwise becoming effective hereunder, the reinsurance shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor, except where the Reinsurer, as permitted by statute or regulation, has expressly assumed in writing such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policy and in substitution for the obligation of the Company to such payee.

ARTICLE IX

ADMINISTRATION

A. Immediately following the Closing Date and within forty-five (45) days after the end of each calendar quarter thereafter, the Company will provide the Reinsurer a bordereau of outstanding Covered Claims and outstanding Reserves therefor. Within (30) days after learning thereof, the Company will advise the Reinsurer in writing of material developments for each Covered Claim for which incurred loss and expense is reasonably likely to exceed $50,000 (a “Claims Notice”). Such Claims Notice shall be in the form attached hereto as Exhibit X. Failure to provide a Claims Notice in a timely manner shall not be deemed a waiver of the Company’s rights as a reinsured hereunder, except to the extent that such failure causes the Company to suffer actual prejudice.

B. Upon receipt of a Claims Notice, the Reinsurer may at any time notify the Company that the Reinsurer elects to have the Representative (as defined below) participate with the Company in the administration and defense of the claim which is the subject of the Claims Notice (a “Participating Claim”). Until such time as the Reinsurer notifies the Company of its election to have the Representative participate in the administration and defense of the Participating Claim, the administration and defense of such Participating Claim described in such Claims Notice will remain fully with the Company. If the Reinsurer delivers such notice, the Company shall cooperate fully at the Company’s expense (which expense will constitute Net Retained Losses under this Agreement) with the Representative in respect of the Participating Claim.

C. For purposes of this Agreement, the Representative shall mean General Casualty of Wisconsin or such alternate persons or entities named by the Reinsurer (which may be an affiliate of the Reinsurer) and consented to by the Company, such consent not to be unreasonably withheld. Properly invoiced fees and expenses of the Representative shall be promptly paid by the Company and will constitute Net Retained Losses under this Agreement. The Representative is authorized to monitor the Company’s performance of claims administrative services in respect of Participating Claims and is further authorized to (but may decline to) manage and control the disposition of disputes and litigation in respect of Participating Claims in the name of or on behalf of the Company or Affiliated Companies as appropriate; provided, however, that if litigation has been instituted in respect of a Participating Claim that includes a claim in excess of policy limits or seeks extra-contractual damages that would not be included in Net Retained Losses (an “Excess Claim”), the Company shall at its expense (which expense will not constitute Net Retained Losses under this

Agreement) control the defense of such Excess Claim and such Excess Claim may not be settled by the Representative unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

ARTICLE X

ARBITRATION

A. In the event of differences arising between the Company and the Reinsurer under this Agreement, such differences shall be submitted to arbitration, which may be commenced upon written demand by one party upon the other. One arbiter (each arbiter, an “Arbiter”) shall be chosen by the Company, the other by the Reinsurer, and an umpire (the “Umpire”) shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested accounting officers of property and casualty insurance companies licensed to do business in the United States. In the event that either Party should fail to choose an Arbiter within 15 days following a written request by the other Party to do so, the requesting Party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 15 days following their appointment, the Umpire shall be chosen by the American Arbitration Association.

B. Each Party shall present its case to the Arbiters within 60 days following the date of appointment of the Umpire, unless the Parties mutually agree to an extension of time. A final decision shall be rendered within 60 days of the submission of all relevant issues in dispute between the parties. The decision of the Arbiters shall be final and binding on the Parties; but failing to agree, they shall call in the Umpire and the decision of the majority among the Umpire and the Arbiters shall be final and binding upon the Parties. Judgment upon any such final decision may be entered in any court of competent jurisdiction.

C. Each Party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one Party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two Parties.

D. Any arbitration proceeding shall take place at a location mutually agreed upon by the Parties, or, if they cannot agree, in Dallas, Texas. Notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the laws of the State of Texas without giving effect to any choice or conflict of laws provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Texas.

ARTICLE XI

MODIFICATION

This Agreement may be modified or altered in any of its terms upon the mutual consent of the parties as expressed in a written addendum to this Agreement signed by each of the parties. No other modification or alteration of the terms and conditions of this Agreement shall be recognized or enforceable. If required by law, such addendum shall be effective only upon notice to and/or approval by applicable state insurance departments.

ARTICLE XII

OFFSET

The Reinsurer and the Company may offset their respective obligations arising under this Agreement and any other reinsurance agreements between the Reinsurer and the Company.

ARTICLE XIII

ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided that such error or omission is rectified as soon as possible after discovery and does not cause either party actual prejudice.

ARTICLE XIV

INSPECTION OF RECORDS

The books and records pertaining to the coverage provided under this Agreement maintained by any party hereto shall at all reasonable times be subject to inspection by an authorized representative of the other party hereto. This provision shall survive the termination of this Agreement.

ARTICLE XV

GENERAL PROVISIONS

A. This Agreement is intended as the entire agreement of the parties with respect to the Covered Claims, and supersedes and subsumes all prior agreements between the parties, whether oral or written, with respect to the matters addressed herein.

B. The reinsurance provided by Reinsurer under this Agreement is for the sole benefit of the Company and its successors at law and shall not create any rights on the part of any other party, including without limitation policyholders of and claimants against the Company.

C. This Agreement may not be assigned by any party without the prior written consent of the other party and, if required by applicable law, upon notice to and approval by the applicable state insurance departments.

D. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, successors, and assigns.

E. The titles and captions of the paragraphs and sections of this Agreement are included solely for convenience of reference and are not a part of, nor shall they be used to construe any term or provision of, this Agreement.

F. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

G. If any provision of this Agreement shall prove or be held to be invalid by any court or regulatory agency of competent authority and jurisdiction, such provision shall be deemed invalid and shall be severed, such severance not otherwise affecting the remaining provisions of this Agreement.

H. Subject to the terms and conditions of Article X, the Reinsurer agrees that, in the event of its failure to perform its obligations under this Agreement or in the event that the Company seeks to enforce any of its rights or remedies hereunder, the Reinsurer (a) shall submit to the jurisdiction of any court of competent jurisdiction within the United States, (b) shall comply with all requirements necessary to give such court jurisdiction and (c) shall abide by the final decision of such court or of any appellate court in the event of any appeal. The Reinsurer hereby designates CT Corporation System at its offices in New York, New York as Reinsurer’s true and lawful attorney upon which may be served any lawful process in any action, suit or proceeding instituted on behalf of the Company.

Executed to take effect immediately following the Closing Date.

Winterthur Swiss Insurance Company			Republic Underwriters Insurance Company

By:	[SIGNATURE ILLEGIBLE]		By:	/s/ BRUCE R. MILLIGAN
	Name:			Name:	Bruce R. Milligan
	Title:	Managing Director		Title:	President

By:	/s/ DANIEL STIEFEL
	Name:	Daniel Stiefel
	Title:	Vice President

EXHIBIT X

Form of Claims Notice

☐ Original     ☐ Supplement

                                  Claims Notice

Insured	Name		Agent	Name		#

	Policy No.		Mortgagees	First

	Claim No.			Second

Property Risk Address/	Address		Occupancy/ Structure	☐ Owner ☐ Tenant
Auto Garage Location	City, State		Covered Driver Name
Zip
Description

Coverage	Policy Type		Loss	Cause

	Period			D.O.L.	Time

Orig Eff Date

	Limits			Date Reported	CAT #

Endorsements

Recovery	☐ Yes ☐ No

Explain

Payment/ Reserve	Date	Current Reserve	Reserve Change	Payment to Date	Total Incurred

Facts

Claimant(s)	1		2

	3		4

	5		6

	Adjuster	Supervisor	Manager	Office	Date